Bandwidth Announces First Quarter 2024 Financial Results
Exceeded revenue and profitability guidance ranges
Raising full year 2024 guidance for revenue and profitability
Upsized revolving credit facility to $100 million with 5 year term
Repurchased $140 million of 2026 convertible notes at a discount

May 7, 2024

Conference Call
Bandwidth will host a conference call to discuss financial results for the first quarter ended March 31, 2024 on May 7, 2024. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the first quarter ended March 31, 2024.
“We’ve had an impressive start to 2024, exceeding our initial forecasts and raising our projections for the remainder of the year. Our direct-to-enterprise business has shown robust growth, marking a 20 percent increase in the first quarter,” said David Morken, CEO of Bandwidth. “The combination of our innovative MaestroTM platform, global presence and award-winning customer service are greatly valued by our customers and differentiate us in the market. Looking ahead, we are dedicated to leveraging our communications cloud to revolutionize enterprise communications across the globe.”

First Quarter 2024 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three months ended March 31, 2024 and 2023 (in millions).

Conference Call Details
May 7, 2024
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through May 14, 2024, by dialing (877)-344-7529 or (412)-317-0088 for international callers, and entering passcode 5428752.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended March 31,
	2024	2023
Revenue	$171	$138
Gross Margin	38%	40%
Non-GAAP Gross Margin (1)	57%	54%
Adjusted EBITDA(1)	$16	$5
Free Cash Flow (1)	$(4)	$(11)

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Revenue and profitability exceeded our expectations in the first quarter, driven by solid performance across all three market offerings,” said Daryl Raiford, CFO of Bandwidth. “Delivering on our promise of profitable growth we are raising our full-year guidance with revenue expected to grow approximately 19 percent and Adjusted EBITDA to increase 54 percent. We also enhanced our capital structure by upsizing our revolving credit facility to $100 million and repurchasing approximately $140 million of our 2026 convertible notes at a discount, strengthening our balance sheet and improving operating flexibility.”

First Quarter Customer and Operational Highlights
•A leader in healthcare engagement and payment solutions selected Bandwidth as their sole provider for voice traffic, valuing our exceptional customer support, network reliability, and automated provisioning and porting processes.

•A premier digital marketing provider in the automotive industry switched to Bandwidth’s toll-free messaging solution. Our specialized support and expertise in helping the company navigate the changing messaging ecosystem improved the deliverability of their communications.

•One of the largest U.S. domestic airlines chose Bandwidth to power their integrated cloud contact center and transform their customer experience platform, valuing our integrations, capacity to handle high volumes and resiliency provided by our network and Call Assure product.

•Bandwidth won two Stevie Awards: a gold award for highest honors in Customer Service Innovation and a silver award for Customer Service Team of the Year.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its second quarter and full year 2024 as follows (in millions):

	2Q 2024 Guidance	Full Year 2024 Guidance
Revenue	$171 - $175	$710 - $720
Adjusted EBITDA	$15 - $17	$72 - $76

Bandwidth has not reconciled its second quarter and full year 2024 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Executive Leadership Change
Bandwidth further announced today that Anthony Bartolo will be leaving his position as Chief Operating Officer later this year.
“Anthony joined Bandwidth to scale our global growth and his accomplishments are clearly evident in our strong operating results,” said Mr. Morken. “I am grateful for Anthony’s initiative, global acumen, industry expertise and commitment to success. I know all Bandmates worldwide join me in thanking Anthony for his excellent leadership and wishing him all the best in the future.”
“Bandwidth is the standout communications platform trusted by Global 2000 companies for their mission-critical communications” said Mr. Bartolo. “I am proud to count myself an integral part of the Bandwidth team that drove foundational growth, customer-focused innovation and further global expansion. Bandwidth is an award-winning beacon in the CPaaS space, recognized for innovation, services, and employee and customer satisfaction. I’m thankful for the opportunity to have led during this exciting period and look forward to watching Bandwidth move from strength to strength from a new vantage point.”
Expansion of Credit Facility
Bandwidth announced that it has entered into an amendment to its credit agreement with Bank of America and Wells Fargo, increasing the revolving credit facility from $50 million to $100 million and extending the maturity date to May 1, 2029.
Repurchase of Convertible Notes
Bandwidth announced that it has entered into privately negotiated repurchase agreements with a limited number of holders of its 0.250% Convertible Senior Notes due 2026 (the “Notes”) to repurchase (the “Repurchases”) approximately $140 million aggregate principal amount of the Notes at a discount to par value. Following the repurchase, approximately $35 million principal amount of the Notes will remain outstanding, from an initial issued principal balance of $400 million.

Bandwidth has previously entered into capped call transactions with certain financial institutions in connection with the Notes. All of these transactions are expected to remain in effect notwithstanding the Repurchases.
Upcoming Investor Conference Schedule
•Jefferies Software Conference in Newport Coast, CA. Investor meetings hosted by Daryl Raiford, CFO on Wednesday, May 29th.
•Baird Global Consumer, Technology & Services Conference in New York, NY. Fireside chat with David Morken, CEO and Anthony Bartolo, COO on Wednesday, June 5th at 12:15PM Eastern Time.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.

Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending June 30, 2024 and year ending December 31, 2024, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2024	2023
Revenue	$171,033	$137,844
Cost of revenue	105,549	82,191
Gross profit	65,484	55,653
Operating expenses
Research and development	28,912	25,661
Sales and marketing	29,139	25,029
General and administrative	17,849	16,719
Total operating expenses	75,900	67,409
Operating loss	(10,416)	(11,756)
Other income, net	983	12,239
(Loss) income before income taxes	(9,433)	483
Income tax benefit	200	3,128
Net (loss) income	$(9,233)	$3,611

Net (loss) income per share:
Basic	$(0.35)	$0.14
Diluted	$(0.35)	$(0.28)

Numerator used to compute net (loss) income per share:
Basic	$(9,233)	$3,611
Diluted	$(9,233)	$(8,087)

Weighted average number of common shares outstanding:
Basic	26,493,802	25,448,452
Diluted	26,493,802	29,273,258

The Company recognized total stock-based compensation expense as follows:

	Three months ended March 31,
	2024	2023
Cost of revenue	$396	$192
Research and development	5,316	3,141
Sales and marketing	2,166	1,237
General and administrative	4,461	2,808
Total	$12,339	$7,378

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$105,390	$131,987
Marketable securities	41,839	21,488
Accounts receivable, net of allowance for doubtful accounts	89,452	78,155
Deferred costs	3,740	4,155
Prepaid expenses and other current assets	16,606	16,990
Total current assets	257,027	252,775
Property, plant and equipment, net	173,824	177,864
Operating right-of-use asset, net	156,353	157,507
Intangible assets, net	160,511	166,914
Deferred costs, non-current	4,333	4,586
Other long-term assets	4,911	5,530
Goodwill	328,572	335,872
Total assets	$1,085,531	$1,101,048
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$23,407	$34,208
Accrued expenses and other current liabilities	68,113	69,014
Current portion of deferred revenue	7,816	8,059
Advanced billings	4,275	6,027
Operating lease liability, current	5,089	5,463
Total current liabilities	108,700	122,771
Other liabilities	371	386
Operating lease liability, net of current portion	219,728	220,548
Deferred revenue, net of current portion	8,384	8,406
Deferred tax liability	31,138	33,021
Convertible senior notes	419,011	418,526
Total liabilities	787,332	803,658
Stockholders’ equity:
Class A and Class B common stock	27	26
Additional paid-in capital	410,420	391,048
Accumulated deficit	(74,123)	(64,890)
Accumulated other comprehensive loss	(38,125)	(28,794)
Total stockholders’ equity	298,199	297,390
Total liabilities and stockholders’ equity	$1,085,531	$1,101,048

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(9,233)	$3,611
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Depreciation and amortization	12,414	8,894
Non-cash reduction to the right-of-use asset	1,141	1,601
Amortization of debt discount and issuance costs	525	1,011
Stock-based compensation	12,339	7,378
Deferred taxes and other	(1,373)	(4,683)
Net gain on extinguishment of debt	—	(12,767)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(11,464)	11,335
Prepaid expenses and other assets	1,230	(1,509)
Accounts payable	(8,640)	(10,707)
Accrued expenses and other liabilities	6,707	(8,619)
Operating right-of-use liability	(1,181)	(1,899)
Net cash provided by (used in) operating activities	2,465	(6,354)
Cash flows from investing activities
Purchase of property, plant and equipment	(3,316)	(2,889)
Capitalized software development costs	(3,556)	(1,657)
Purchase of marketable securities	(21,764)	(10,849)
Proceeds from sales and maturities of marketable securities	1,422	43,938
Proceeds from sale of business	208	418
Net cash (used in) provided by investing activities	(27,006)	28,961
Cash flows from financing activities
Payments on finance leases	(17)	(55)
Net cash paid for debt extinguishment	—	(51,146)
Proceeds from exercises of stock options	103	155
Value of equity awards withheld for tax liabilities	(1,893)	(1,016)
Net cash used in financing activities	(1,807)	(52,062)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(394)	308
Net decrease in cash, cash equivalents, and restricted cash	(26,742)	(29,147)
Cash, cash equivalents, and restricted cash, beginning of period	132,307	114,622
Cash, cash equivalents, and restricted cash, end of period	$105,565	$85,475

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended March 31,
	2024	2023
Gross Profit	$65,484	$55,653
Gross Profit Margin %	38%	40%
Depreciation	4,778	3,529
Amortization of acquired intangible assets	1,959	1,945
Stock-based compensation	396	192
Non-GAAP Gross Profit	$72,617	$61,319
Non-GAAP Gross Margin % (1)	57%	54%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $128 million and $114 million in the three months ended March 31, 2024 and 2023, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended March 31,
	2024	2023
Net (loss) income	$(9,233)	$3,611
Stock-based compensation	12,339	7,378
Amortization of acquired intangibles	4,361	4,274
Amortization of debt discount and issuance costs for convertible debt	485	562
Net cost associated with early lease terminations and leases without economic benefit	1,156	—
Net gain on extinguishment of debt	—	(12,767)
Non-recurring items not indicative of ongoing operations and other (1)	80	559
Estimated tax effects of adjustments (2)	(1,368)	(2,427)
Non-GAAP net income	$7,820	$1,190
Interest expense on Convertible Notes (3)	317	338
Numerator used to compute Non-GAAP diluted net income per share	$8,137	$1,528

Net (loss) income per share
Basic	$(0.35)	$0.14
Diluted	$(0.35)	$(0.28)

Non-GAAP net income per Non-GAAP share
Basic	$0.30	$0.05
Diluted	$0.27	$0.05

Weighted average number of shares outstanding
Basic	26,493,802	25,448,452
Diluted	26,493,802	29,273,258

Non-GAAP basic shares	26,493,802	25,448,452
Convertible debt conversion	3,317,023	3,824,806
Stock options issued and outstanding	30,602	78,341
Nonvested RSUs outstanding	731,127	—
Non-GAAP diluted shares	30,572,554	29,351,599
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.1 million of losses on disposals of property, plant and equipment during the three months ended March 31, 2024, and $0.4 million of expense resulting from the early termination of our undrawn SVB credit facility and $0.2 million of losses on disposals of property, plant and equipment during the three months ended March 31, 2023.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 13.0% and (143.4)% for the three months ended March 31, 2024 and 2023, respectively. For the three months ended March 31, 2024, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2024. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of March 31, 2024, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended March 31,
	2024	2023
Net (loss) income	$(9,233)	$3,611
Income tax benefit	(200)	(3,128)
Interest (income) expense, net	(633)	914
Depreciation	8,053	4,620
Amortization	4,361	4,274
Stock-based compensation	12,339	7,378
Net cost associated with early lease terminations and leases without economic benefit	1,156	—
Net gain on extinguishment of debt	—	(12,767)
Non-recurring items not indicative of ongoing operations and other (1)	80	157
Adjusted EBITDA	$15,923	$5,059
________________________
(1) Non-recurring items not indicative of ongoing operations and other include $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three months ended March 31, 2024 and 2023, respectively.

Free Cash Flow

	Three months ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$2,465	$(6,354)
Net cash used in investing in capital assets (1)	(6,872)	(4,546)
Free cash flow	$(4,407)	$(10,900)
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.